                        Exhibit 99.2 - Filer's Signature

Filer: Dogwood Holding Corp.
Issuer & Ticker Symbol: Clinical Data, Inc. (CLDA)
Date of Event Requiring Statement: March 25, 2011

                                    Dogwood Holding Corp.

                                    By: /s/ David Solomon
                                        ---------------------------------------
                                    Name: David Solomon
                                    Title: Vice President
                                    Date: March 28, 2011